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                                                                     EXHIBIT 3.4

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

OWENS-ILLINOIS GLASS CONTAINER INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

     The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of Kent.

     The Board of Directors of OWENS-ILLINOIS GLASS CONTAINER INC. adopted the following resolution on the 26th day of May, 1986.

     Resolved, that the registered office of

     in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

     IN WITNESS WHEREOF, OWENS-ILLINOIS GLASS CONTAINER INC.
has caused this statement to be signed by David A. Ward, its Vice Present and
attested by Thomas L. Young, its           Secretary this 26th day of May, 1988.

                                                     By:  /s/  DAVID A. WARD
                                                          ------------------
                                                          Vice President

ATTEST:

By: /s/  THOMAS L. YOUNG
    --------------------
        Secretary